EXHIBIT 99.1

Volition Appoints Mickie Henshall as an Independent Director

Henderson, Nevada, August 16, 2022 /PRNewswire/ -- VolitionRx Limited (NYSE: VNRX) (“Volition”), a multi-national epigenetics company, has announced the appointment of Mickie Henshall to its board of directors effective August 15, 2022.  Ms. Henshall was also appointed as a member of the Compensation Committee and the Nominations and Governance Committee.

Mickie is a seasoned marketing executive with over 20 years of experience in developing and implementing marketing and sales strategies within the IVD, clinical, and life science industries. Early on in her career, Ms. Henshall served as Associate Director of Diagnostics Marketing at Illumina, Inc. and has subsequently led global marketing operations at Biotix, Inc., Accriva Diagnostics, Inc. (acquired by Werfen Life), Agena Bioscience, Inc., and WGA (Genomic Life, Inc.). Mickie is currently Chief Marketing Officer at REALM IDx, Inc., a pioneering integrated diagnostics company.

Dr. Martin Faulkes, Executive Chairman of Volition, said, “We’re delighted to have attracted someone of Mickie’s caliber to Volition’s board. Mickie’s global marketing skill set and expertise, within the life sciences sector, will be vital to us as we progress towards full commercialization and bring our transformational Nucleosomics™ technology to market.”

Commenting on her appointment, Mickie Henshall said, “I’m joining Volition at a significant stage in the company’s development with the Nu.Q® Vet test recently licensed to Heska, an industry leader, and Nu.Q® NETs achieving CE marking. I believe that there is enormous potential for Volition to revolutionize the diagnosis of life-altering diseases through its Nu.Q® product portfolio. I look forward to supporting the board and senior leadership team in realizing Volition’s mission.”

Volition is developing simple, easy-to-use, cost-effective blood tests to help diagnose and monitor a range of life-altering diseases including cancer in both humans and animals. For more information about Volition’s Nu.Q® technology go to: www.volition.com

About Volition

Volition is a multi-national epigenetics company that applies its Nucleosomics™ platform through its subsidiaries to develop simple, easy to use, cost effective blood tests to help diagnose and monitor a range of life-altering diseases including some cancers and diseases associated with NETosis such as sepsis and COVID-19. Early diagnosis and monitoring have the potential to not only prolong the life of patients but also improve their quality of life. The tests are based on the science of Nucleosomics™, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid - an indication that disease is present. Volition is primarily focused on human diagnostics and monitoring but also has a subsidiary focused on animal diagnostics and monitoring.

Volition's research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and additional offices in London and Singapore.

The contents found at Volition's website address are not incorporated by reference into this document and should not be considered part of this document.  The address for Volition's website is included in this document as an inactive textual reference only.

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Volition Enquiries:

Louise Batchelor/Debra Daglish, Volition, mediarelations@volition.com +44 (0)7557 774620

Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to, among other topics, Volition’s expectations related to the potential uses, benefits and effectiveness of its Nucleosomics™ technology platform, including the Nu.Q® NETs test. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including, without limitation, results of studies testing the efficacy of its tests, a failure by the marketplace to accept Volition’s Nu.Q® NETs test or other products based on its Nucleosomics™ platform; Volition’s failure to secure adequate intellectual property protection; Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products; Volition will face fierce competition and its intended products may become obsolete due to the highly competitive nature of the diagnostics and disease monitoring markets and their rapid technological change; downturns in domestic and foreign economies; and other risks, including those identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. For instance, if Volition fails to develop and commercialize diagnostic, prognostic or disease monitoring products, it may be unable to execute its plan of operations. Forward-looking statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries.  All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners.

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